Exhibit 99.2

CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 17, 2012
Company▲	Ticker▲	Event Type▲	Date▲

PARTICIPANTS

Corporate Participants

Lisa B. Elkin – Vice President-Communications & Marketing
Robert C. Paul – Chief Executive Officer

Other Participants

S. Kirk Materne – Analyst, Evercore Partners (Securities)
Derrick Wood – Analyst, Susquehanna Financial Group LLP
Gabe Lowy – Analyst, Mizuho Securities USA, Inc.

MANAGEMENT DISCUSSION SECTION

Operator:  Ladies and gentlemen, thank you for standing by. Welcome to the Compuware Conference Call. At this time all participants are in a listen-only mode. Later we will conduct a question-and-answer session. Instructions will be given at that time. [Operator Instructions] As a reminder this conference call is being recorded.

I would now like to turn the conference over to your host Vice President of Communications and Investor Relations, Ms. Lisa Elkin. Please go ahead.

Lisa B. Elkin, Vice President-Communications & Marketing

Thank you very much, Greg, and good morning, ladies and gentlemen. With me this morning are Bob Paul, Chief Executive Officer, and Laura Fournier, Executive Vice President and Chief Financial Officer.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives, and expected performance are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

I will now turn the call over to Bob, who will provide preliminary details about the quarter. Following his remarks, we will then open the call to your questions. Bob?

Robert C. Paul, Chief Executive Officer

Thanks, Lisa. Well the story for this quarter and the next quarter is our APM business is showing healthy growth, but not as much as we anticipated. In Q3 APM revenues were up 16% year-over-over and 15% sequentially. In October we made a number of key changes to both our organizational structure including top leadership and market-facing approaches. We are already seeing a positive impact from that.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2012 CallStreet

CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 17, 2012
Company▲	Ticker▲	Event Type▲	Date▲

We’ve now moved beyond leadership changes, training investments, and innovation discussions to focus on repeatable, scalable sales execution worldwide. As a result, we see an improving pipeline and an increased commit that will lead to accelerated year-over-year revenue growth in APM in Q4.

Our Covisint revenues grew nearly 30% year over year in Q3. I’ll provide more details regarding our potential IPO ambitions on January 26. The volatility of the Mainframe Solutions market, which we highlighted during our December Investor Day, also impacted our results in Q3. Despite this volatility, our Mainframe Solutions business remains up year to date.

Expenses were down approximately $2 million sequentially in Q3. We will aggressively work to decrease expenses and increase productivity moving forward. Given this quarter’s results, we are updating our guidance for the fiscal year. We now expect $0.40 to $0.42 in earnings per share. For total revenues we believe Compuware will achieve revenue growth of 8% to 10% year over year. In addition, we remain comfortable with our operating cash flow guidance of $160 million to $165 million for the fiscal year.

This updated full-year guidance is based on a Q4 increase of total APM revenues of 20% to 25% year over year. This growth rate accelerates from this quarter’s 16%. Although 20% plus growth in Q4 is heading in the right direction, this shortfall is the sole reason for our changed full-year guidance. And we’ve dedicated significant time, energy, and focus in fixing it. With the new APM leadership team in place, we’re already starting to see the benefits of a stronger operational focus.

Looking beyond this year, I want you to know that we remain committed to hitting the margin goals outlined in our three-year plan. I look forward to sharing more details with you on our January 26 conference call. Lisa?

Lisa B. Elkin, Vice President-Communications & Marketing

Ladies and gentleman, we’ll now be happy to take your questions.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2012 CallStreet

CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 17, 2012
Company▲	Ticker▲	Event Type▲	Date▲

QUESTION AND ANSWER SECTION

Operator:  Thank you. [Operator Instructions] Your first question comes from the line of Kirk Materne from Evercore Partners. Please go ahead.

<Q – Kirk Materne – Evercore Partners (Securities)>: Yeah, thanks. I guess, Bob, could you just talk about what’s changed in the last five weeks? We saw you guys in December 8, and I realize you guys have been working through a lot of these issues with APM, but I guess, what’s – has your thinking on that changed between then and now, because that’s a pretty short timeframe. So, could you, I guess, could you just walk through what happened at the end of the year, whether or not just the data you’re getting back in terms of your commits is wrong, if people’s ability to execute on top of those commits has been disappointing. Could you just walk through that a little bit?

<A – Robert Paul – Compuware Corp.>: Yeah, and I think it’s a very fair question, something that I will head-on address in more detail on – next week. But up until three days before the end of the quarter, we believed that we still had Q3 well in our grasp. We had some significant opportunities move. Some of those were APM, several millions of dollars’ worth of business that we had expected and had commits for. And that gets down to pure sales execution.

So we’re – obviously we’re disappointed. We had a penny obviously that hit us as a headwind due to currency. So between $0.10 and $0.12, not a lot there, and we thought we had this thing in good shape. The reason – and again, apologies for the slight delay in getting this call out – is that before making any commitments for the full year, and for the guidance for Q4, I wanted to make darn sure that we were not going to set ourselves up for that kind of miss again.

And so, I just wanted to make sure we had extra scrutiny on the opportunities that we’re moving forward and make sure that we were taking a very rational and reasonable look at all the variables that go into our guidance this year.

So, I guess, if there was a bright spot, the dynaTrace solution in Q3 was up about 100% in Q3 year over year. But again, not enough to make the APM numbers as a higher growth rate as we wanted to. So 16% on a quarter-over-quarter last year, 20% expected for Q4, and the pipeline and the commit is obviously a lot stronger than it was, but not as strong as we anticipated.

<Q – Kirk Materne – Evercore Partners (Securities)>: Okay. And just – you mentioned in your prepared remarks that most of the adjustment to the fourth quarter number was due to APM. That makes sense, obviously. I guess what I’m a little bit confused about is the adjustment to EPS on that front, then, as APM obviously isn’t contributing anything to EPS right now, to a certain degree. So could you just reconcile that, because I understand the lower revenue, but that’s a pretty big haircut to EPS. Are you hedging on mainframe as well? I’m just trying to get a sense on what sort of goes into that adjustment?

<A – Robert Paul – Compuware Corp.>: Yeah, there is a little bit of hedge on the mainframe, but total revenues – the organization’s total revenues and the APM growth that we had anticipated obviously would have buoyed that EPS number quite a bit.

So, as we talked about in some great detail back in December, Joe and the rest of the team and – with me looking over their shoulder quite a bit – are working very hard at improving the APM margins moving forward regardless of the accelerated growth rates that we expect on the revenue, on the top-line side. And we will hit these three-year margin commitments that we talked about. That is a solid – a solid focus of the organization. And we outlined in year three that we’d get to – I think it was a 26.5% operating margin, and that is still a goal that we will achieve.

<Q – Kirk Materne – Evercore Partners (Securities)>: Okay, I’ll pass it on to others. Thanks.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2012 CallStreet

CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 17, 2012
Company▲	Ticker▲	Event Type▲	Date▲

<A – Robert Paul – Compuware Corp.>: Thanks, Kirk.

Operator:  Your next question comes from the line of Derrick Wood from the Susquehanna Group. Please go ahead.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Thanks. So just wanted to drill in on this – on kind of your APM expectations for Q4. What are your assumptions now going forward? I mean, have you changed kind of your close rate assumption? Have you changed – have any deals closed thus far in the quarter, and has that given you better visibility? I mean, if you could just walk us through if there’s anything different you’re going to do in terms of how you guide, how you manage your pipeline and pipeline expectations. That’d be helpful.

<A – Robert Paul – Compuware Corp.>: Yeah. There are quite a few – there were whole bunch of operational things that we implemented back in October and continue to implement now, especially since some of those things moved into Q4. So first off, I’ll touch on a few of them.

Number one is, if we have something in commit and it doesn’t close in the quarter, we’re having – at my level, weekly calls, but at the operational leadership level, sometimes daily calls to make sure we are closing those committed deals. And, yes, some of them have already come in. So we’re off to a, I’d call a reasonable start in Q4.

The other thing is there are lot of things that go into productivity, but we are sort of absolutely focused on an individual rep’s productivity, pipeline, commit, and we’re managing that through the regional directors to make sure that the productivity numbers are where they need to be. As you know, we made some changes from what was in the toolkit for our sales reps back in the early Q3 timeframe to create more operational focus, and we continue to make sure that that remains in place. And that we have our cloud SaaS sales representatives focused and executing as they were before the fiscal year just on that business unit, that model, and then the on-premise including the Gomez on-premise solutions and the dynaTrace solutions, focused on improvement of data center operations.

So we have thoroughly scrubbed the pipeline, the commit. We’ve been watching the weighted pipeline and the total pipeline, the number of deals, our willingness to assume that these will close in this quarter, so there’s been a lot more scrutiny there. Last week we went through five days of that level of detail to make sure that we understood explicitly where all these deals resided. And so, we’re in, I think, a little better shape than we were in projecting this quarter over last quarter.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Has there been any change in the net sales, rep count that you have in terms of capacity? Has there been any turn, where do we stand on sales capacity?

<A – Robert Paul – Compuware Corp.>: Yeah. We – obviously, I won’t talk about opportunities moving forward, but we continue to weed out those reps that are – that have been here for an explicit period of time that we have defined that are not contributing to their pipeline or to the closed deals. And so, we’ve done a – I think a reasonable job at that this past fiscal year, and we’ll continue to do that and look at the low performers moving forward.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Right. Would you say on a net basis, though, the head count is up?

<A – Robert Paul – Compuware Corp.>: No.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Sequentially, there’s been some rationalization...

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2012 CallStreet

CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 17, 2012
Company▲	Ticker▲	Event Type▲	Date▲

<A – Robert Paul – Compuware Corp.>: Sequentially, there has been some rationalization. We have brought in some new people, obviously, in certain places where we thought those – that head count needed to be replaced, and it takes a little bit of time for those people to come up to speed. But overall, I don’t have the specific numbers in front of me, but on a net basis, the numbers are down year over year.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Okay. Lastly, could you just speak to what the current environment is like? Are you seeing budget approvals taking longer? Are you seeing projects getting canceled or just more signatures to approve? Any update on the spending environment would be helpful.

<A – Robert Paul – Compuware Corp.>: Yeah. We’re not seeing projects getting canceled. We’re not seeing very much in the way of increased competitive threat or any changes there one way or another. I will submit that we are seeing some delays, and you must have gotten this before, from the question, but additional approvals required, additional scrutiny in some of the deals that it took to close and is taking to close, a little bit more exhaustive research in the proof of concepts that are required.

So, yeah, I would say that there is some delay overall. I don’t have any empirical data off the top; I know our sales leadership does. And I can’t even blame it on a European slowdown, because our European team continues to perform well. If there was any geographic slowdown, we had some disappointments in the Asia-Pac region this past quarter and a slowdown in the close rates of the deals in North America.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: All right. And any vertical that sticks out?

<A – Robert Paul – Compuware Corp.>: No vertical that sticks out.

<Q – Derrick Wood – Susquehanna Financial Group LLP>: Okay. All right. Thank you.

<A – Robert Paul – Compuware Corp.>: Thank you.

Operator:  Your next question comes from the line of Gabe Lowy from Mizuho Securities. Please go ahead.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: Thank you. Good morning, guys. Just one question on APM, Bob. Do you think you’re seeing the beginning of a runoff and an ongoing shrinkage of the legacy Vantage business and some sort of hiccups as customers look to dynaTrace for next-generation APM and possibly those who marry it with the Gomez SaaS piece?

<A – Robert Paul – Compuware Corp.>: Yeah, the answer is unequivocally, yes. Now, let me just put one addendum on that. I don’t believe that the reason for the slowdown in the old Vantage solutions is because it offers any less value or competitive differentiation in the marketplace.

I think that we did create some capacity bandwidth with our on-premise sales reps and having the SaaS solution in their kitbag. There was some lack of clarity in positioning between what the Vantage solutions were capable of doing and the dynaTrace solutions were capable of doing. We have worked hard on that, because let me tell you, there is an absolute well-defined business problem that the old Vantage and what we call the Gomez on-prem solutions address that dynaTrace cannot and vice versa.

So in the job at [ph] DotNet World (16:59) obviously and then a little bit beyond that dynaTrace is unparalleled capability and has a very unique position in the marketplace. And certainly the on-prem solutions are better than any in the marketplace around a heterogeneous data center environment solving larger application performance issues or larger scale data center and application performance issues.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2012 CallStreet

CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 17, 2012
Company▲	Ticker▲	Event Type▲	Date▲

So, we have done I think, albeit admittedly too late in the fiscal year, but we did a good job at re-training and getting positioning completed back in the late Q2, Q3 timeframe. That continues today. So, we are not of the position or the opinion that the on-premise Vantage solutions are in anyway less valuable than what they were before, it’s just a focus issue.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: Okay, thanks. And then on the Mainframe side, there were still a couple of top 15 customers that were due to renew, did any of those happen in this past quarter and what are your expectations as we close out the fiscal year?

<A – Robert Paul – Compuware Corp.>: Yeah, we had one close last quarter. We do expect an additional of the top 15 to come in this quarter, and as I stated before, we expect our total Mainframe business to be up fiscal year 2012 over fiscal year 2011.

<Q – Gabe Lowy – Mizuho Securities USA, Inc.>: Thank you very much.

<A – Robert Paul – Compuware Corp.>: Thank you.

Operator:  And at this time, there are no further questions. Ms. Elkin, please continue.

Lisa B. Elkin, Vice President-Communications & Marketing

At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware, and we hope you have a pleasant day. Thanks.

Operator:  Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MALFUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2012. CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2012 CallStreet